               PAN AMERICAN UNDERWRITERS, INC.

                           AND

 PAN AMERICAN UNDERWRITERS INSURANCE AGENTS AND BROKERS

                   AGENCY AND AFFILIATES

          COST ALLOCATION AND REIMBURSEMENT AGREEMENT

                         MARCH 1, 1992














                         EXHIBIT B

                       AGENCY AND AFFILIATES
           COST ALLOCATION AND REIMBURSEMENT AGREEMENT

This AGENCY AND AFFILIATES COST ALLOCATION AND REIMBURSEMENT AGREEMENT (this "Agreement") is entered into effective as of March 1, 1992 (the "Effective Date"), by and among Pan American Underwriters, Pan American Underwriters Insurance Agents and Brokers (the "Agency"), and the following entities, hereinafter referred to collectively as the "Affiliates," and each, individually, as an "Affiliate": Paula Insurance Company, Paula Assurance Company, and Pan Pacific Benefit Administrators.

                                   RECITALS

   (A) The Agency, Paula Insurance Company and Pan Pacific Benefit Administrators are a wholly-owned subsidiaries of Paula Financial.

   (B) Paula Assurance Company is a wholly-owned subsidiary of Paula Insurance Company.

   (C) As described herein, the Agency desires to provide certain equipment and perform certain services for each of the Affiliates. In connection with providing such equipment and performing such services, the Agency will incur certain costs and expenses that are allocable among the Affiliates.

   (D) The Agency desires to be reimbursed by the Affiliates for the costs and expenses that the Agency incurs in providing such equipment and performing such services, and the Affiliates desire to reimburse the Agency for their allocable share the same.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   1.   SERVICES PROVIDED

        A. The Agency desires to perform certain services and provide certain equipment to the Affiliates, including, but not limited to, equipment and services relating to the use of office equipment, office space and other functions related thereto.

        B. All services rendered and equipment provided to the Affiliates hereunder will be provided in compliance with all applicable laws, regulations and rulings issued by the California Department of Insurance and governmental authorities in all other jurisdictions in which the Agency and the Affiliates transact business.

   2.   COST ALLOCATION/REIMBURSEMENT BASIS

        A. During the term of this Agreement, the equipment and services referred to in Section 1 hereof shall be made available to the Affiliates on a cost allocation/reimbursement basis in accordance with generally accepted accounting principles, as follows:

    SERVICES                      BASIS/METHOD
    --------                      ------------
    Cleaning                      Proportionate employee population

    Depreciation                  Proportionate employee population

    Insurance (corporate)         Proportionate employee population

    Machine rent                  Proportionate employee population

    Postage                       Proportionate employee population

    Printing (all except
      direct charges)             Proportionate employee population

    Rent                          Proportionate employee population

    Repairs & maintenance         Proportionate employee population

    Supplies (all except
      direct charges)             Proportionate employee population

    Telephone                     Proportionate employee population

    Utilities                     Proportionate employee population

              Additionally, an Affiliate shall reimburse the Agency within thirty (30) days after the receipt by such Affiliate an invoice for any direct costs or expenses paid to any third party by the Agency in connection with the equipment or services provided to that Affiliate under this Agreement. Such amounts shall not be included in determining the allocations contemplated by Section 2.A. hereof.

        C. Payment for the services contemplated by this Agreement shall commence as of the Effective Date and shall be paid to the Agency as mutually agreed upon by the parties hereto; however, no less frequently than quarterly after the Effective Date.

        D. The basis for the cost allocation and reimbursements made hereunder shall be reviewed by the parties hereto from time to time, but no less frequently than annually, and, if required in order to comply with applicable law, this Agreement shall be appropriately amended so as to ensure that the allocations provided for hereunder are made in accordance with generally accepted accounting principles. In addition, the books, accounts and records of each party hereto shall be maintained in such a manner so as to evidence the reasonableness of the cost allocation and reimbursements made hereunder.

        E. The Agency and Affiliates agree that the Insurance Departments of the State of California and Arizona may examine, audit and inspect the books, accounts and records of each party hereto with regard to the equipment and services provided hereunder.

   3.   BOOKS AND RECORDS

        A. All books of accounts, documents, vouchers, letters and all other papers and records in the possession of the Agency and relating to the business transacted under this Agreement shall be deemed to be the property of the party to whom such items relate and shall be delivered, where practical, to the home office of the appropriate Affiliate upon such Affiliate ceasing to be a party to this Agreement.

        B. Copies of purchases and sales invoices shall be retained by the Agency at its home office in California.

        C. Upon the request of any of an Affiliate, the Agency will provide the requesting Affiliate (or any third party authorized by such Affiliate) with any documentation or information regarding the equipment and services provided to such Affiliate by the Agency hereunder.

   4.   TERM

        A. The term of this Agreement shall be for a one year period commencing immediately upon the Effective Date. This Agreement shall automatically renew thereafter for successive like periods.

        B. This Agreement may be terminated as follows: (1) at any time by the mutual written consent of each of the parties hereto; (2) by the Agency upon ninety (90) days' written notice to each of the Affiliates; and (3) any Affiliate may terminate its participation in this Agreement at any time upon ninety (90) days' written notice to each of the other parties hereto.

   5.   GENERAL PROVISIONS

        (a) This Agreement constitutes an integration, (b) any amendment hereto must be in writing, (c) in the event of any dispute hereunder, the prevailing party shall be entitled to attorneys' fees, (d) this Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns, (e) California law shall apply to the interpretation of the provisions hereof, and (f) this Agreement and the documents referred to herein constitute the entire understanding and agreement of the parties, and supersede all prior or contemporaneous agreements.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Agency:                            Affiliates:

Pan American Underwriters, Inc.    Paula Insurance Company

By: /s/ Norman J. Schnider         By: /s/ Norman J. Schnider
   ----------------------------       -------------------------

Title: President and CEO           Title: President and CEO
      -------------------------          ----------------------

Pan American Underwriters,

Insurance Agents & Brokers          Paula Assurance Company


By:   /s/ Norman J. Schnider        By:  /s/ Norman J. Schnider
      --------------------------       -------------------------

Title: President and CEO           Title: President and CEO
      -------------------------          ----------------------

                                  Pan Pacific Benefit
                                  Administrators

Attest: /s/ Teresita E. Matos     By:  /s/ Norman J. Schnider
      -------------------------      --------------------------

                                  Title:  President and CEO
                                        -----------------------

[Logo]       PEAT MARWICK
             Certified Public Accountants

725 South Figueroa Street     Telephone 213 972 4000     Telefax 213 622 1217
Los Angeles, CA 90017         Telex 6831572 PMMLA
                              Cable Address VERITATEM

                              November 13, 1992

The Board of Directors
Paula Financial:

Paula Financial (the Company) is a holding company with five wholly owned subsidiaries: Paula Insurance Company (PICO), Paula Assurance Company (PACO), Pan American Underwriters, Inc. and Pan American Underwriters Insurance Agents and Brokers (collectively PAU), and Pan Pacific Benefit Administrators (PPBA).

The Company is primarily involved in writing workers compensation insurance for the agricultural industry in California and Arizona. This coverage is written by PICO. PACO writes both accident & health and life coverages. PACO's premium volume has traditionally been insignificant as the Company chooses to emphasize workers compensation coverages and only writes the additional lines to provide a comprehensive package of insurance. PAU is the underwriting agent which generates the business for PICO and PACO. All PICO and PACO business is generated through PAU, but PAU also produces business for outside carriers. PPBA is a third party administrator which began operations in late 1991.

Prior to March 1, 1992, expenses were allocated between these subsidiaries based on a Managing General Agent (MGA) agreement between PAU and the other affiliates. In accordance with the MGA agreement, PAU employed all Company personnel, paid most operational expenses and received reimbursement based on the terms of the agreement.

Effective March 1, 1992, the MGA agreement was terminated. Concurrent with the termination, all Company personnel were assigned to specific affiliates and new agreements were executed intending to modify the Company's cost allocation process. Under the revised process, each subsidiary pays the expenses directly related to its operations, while expenses related to all subsidiaries are allocated based on newly executed cost allocation agreements.

The Company has asked us to review the newly proposed cost allocation process to ensure that each subsidiary has been allocated its appropriate share of expenses and that the overall cost allocation methodology is reasonable under the circumstances.

COST ALLOCATION METHODOLOGY

In the process of refining their cost allocation methodology, the Company identified two categories of expenses: direct and allocated. Direct costs are those directly associated with a particular affiliate. These expenses are paid by the related affiliate. Allocated costs are expenses in which more than one affiliate derives the benefit. These costs are allocated using one of two methods: proportionate employee population or utilization.

KPMG Peat Marwick

The Board of Directors
Paula Financial
November 13, 1992
2

Under the proportionate employee population method, expenses are allocated based on an affiliates' percentage of assigned employees at a particular location. This method was used to allocate costs when the expense could be associated with employee use.

The utilization method is driven by the level of activity related to the business of a particular affiliate as determined by inquiry and analytical reviews of related factors.

Costs related to facilities, office space and equipment are paid by PAU and allocated to the other affiliates based on their proportionate employee population. Services in this category include, but are not limited to, cleaning, depreciation, corporate insurance, machine rent, postage, printing, rent, repairs and maintenance, supplies, telephone, and utilities.

Services associated with human resources, management information systems and data processing (MIS), and administration are initially paid by PICO and then allocated to the other subsidiaries. Costs related to the human resource function are allocated based on each affiliates proportionate employee population. Administration and MIS expenses are allocated based on utilization.

PROCEDURES PERFORMED

We read the cost allocation agreements and noted that the terms of these agreements are consistent with the methodology discussed above.

Additionally, we read the chart of accounts for each subsidiary and noted that each expense account had been identified as being a direct or allocated cost. It is the Company's intent that expenses, as reported in accordance with generally accepted accounting principles, are to be allocated. We noted that the Company's classification as to direct or allocated expense appeared consistent with the nature of the expense and the operations of the subsidiary.

Under the new agreements, expenses relating to facilities, office space, equipment and human resources are to be allocated based on proportionate employee population. We reviewed the Company's assignment of personnel to each affiliate noting that the distribution of employees was consistent with the nature of operations and related employee functions.

Administration and MIS expenses are allocated based on utilization. Administration expenses relate primarily to executive officers Utilization of these expenses was determined based on premium volume and investment income, which is intended to estimate the relative time spent on each affiliate's operations.

MIS expenses include both systems related expenses and personnel expenses for the MIS department. Systems expenses are allocated based on estimates of usage and personnel expenses are allocated based on estimates of time spent on related functions.

KPMG Peat Marwick

The Board of Directors
Paula Financial
November 13, 1992
3

While establishing a cost allocation process involves a selection among various acceptable methodologies, we believe that the Company's cost allocation methodology described above is appropriate and reasonable under the circumstances.

We understand that the Company has implemented procedures to more precisely track certain usage factors. We recommend that the Company use these results to continue to refine the cost allocation process.
Additionally, we recommend that the Company perform regular reviews of the allocation process to insure that the methodologies and factors used remain appropriate under the circumstances.

                                       Very truly yours,

                                       /s/ KPMG Peat Marwick

                        AMENDMENT NO. 1

                Attached to and made a part of
                   Agency and Affiliates
         Cost Allocation and Reimbursement Agreement

This Amendment No. l is entered into effective as of December 9, 1994, by and among the parties to that certain Agency and Affiliates Cost Allocation and Reimbursement Agreement dated as of March l, 1992 (the "Agreement").

WHEREAS, on December 8, 1994 Oregon Risk Management, Inc., an Oregon corporation ("ORM"), a wholly-owned subsidiary of Paula Financial, purchased substantially all of the assets of three Oregon corporations involved in the business of placing workers' compensation and other insurance coverage with insurance carriers and commenced business as an insurance agency;

WHEREAS, it is anticipated that ORM will from time to time provide equipment and perform services for each of the Affiliates (as defined in the Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement shall be amended as follows:

1. The term "Agency," as defined in the introductory paragraph of the Agreement, shall henceforth include ORM as well as Pan American Underwriters, Inc. and Pan American Underwriters Insurance Agents and Brokers, Inc.

2. Paragraph 2. E. shall be amended and restated to read in full as follows.

   "E. The Agency and Affiliates agree that the Insurance Departments of the States of California, Arizona and Oregon may examine, audit and inspect the books, accounts and records of each party hereto with regard to the equipment and services provided hereunder."

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date written above.

Agency:                            Affiliates:

PAN AMERICAN UNDERWRITERS, INC.    PAULA INSURANCE COMPANY

By: /s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]
   ----------------------------      ----------------------

Its: President/CEO                 Its: President/CEO
    ---------------------------        --------------------


PAN AMERICAN INSURANCE             PAULA ASSURANCE COMPANY
AGENTS A BROKERS, INC.

By: /s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]
  -----------------------------      ----------------------

Its: President/CEO                 Its: President/CEO
    ---------------------------        --------------------

                 (Signatures Continue on Next Page)

                              EXHIBIT B

OREGON RISK MANAGEMENT, INC.       PAN PACIFIC BENEFIT
                                   ADMINISTRATORS, INC.

By: /s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]
   -----------------------------       ----------------------

Its: President/CEO                 Its: President/CEO
    ---------------------------        --------------------

                             AMENDMENT NO. 2

                     ATTACHED TO AND MADE A PART OF
                          AGENCY AND AFFILIATES
                COST ALLOCATION AND REIMBURSEMENT AGREEMENT


This Amendment No. 2 is entered into effective as of December I, 1996 by and among the parties to that certain Agency and Affiliates Cost Allocation and Reimbursement Agreement dated as of March 1, 1992, as amended by Amendment No 1 thereto dated as of December 9, 1994 (collectively, the "Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties to the Agreement have concluded that it is in the best interests of the Affiliates that the Agency provide additional services on behalf of the Affiliates in addition to those contemplated by the Agreement; and

WHEREAS, the parties deem it advisable to document the parties' intention with respect to the provision of those services and to clarify the method to be used by the Affiliates to determine the amount of the payment for such services;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement shall be amended as follows:

1. Paragraph 1. A. of the Agreement is amended by adding the following at the end thereof:

"The services provided hereunder shall include, without limitation, the rendering of general marketing functions on behalf of the Affiliates by Agency employees in connection with (i) larger employers insured by the Affiliates for which the Agency does not serve as the broker or agent of record and (ii) insurance agents and brokers other than the Agency. Such services are designed to increase the flow of high quality insurance premiums to the Affiliates using Agency personnel to support the provision of Affiliate services provided to insureds and brokers and agents appointed by the Affiliates. The parties acknowledge that the actual value of such services is difficult to ascertain and, accordingly, the method of reimbursement by the Affiliates for the rendering of such services must be flexible in order that the Affiliate not be required to reimburse the Agency for unproductive services."

2. The list of services provided and the basis/method of allocation/reimbursements in Paragraph 2.A. of the Agreement is amended by adding the following at the end thereof under the headings "Services" and "Basis/Method," respectively:

Unallocated Marketing Services     Discretionary. The amount of the
                                   reimbursement to be
                                   determined by the
                                   applicable Affiliate in its sole
                                   discretion based on the amount of
                                   premiums generated by such services
                                   and the benefit to the Affiliate's
                                   reputation and standing in its
                                   marketplace from such services.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date written above:

Agency:                                     Affiliates:

PAN AMERICAN UNDERWRITERS, INC.             PAULA INSURANCE COMPANY

By: /s/ [ILLEGIBLE]                            By: /s/ [ILLEGIBLE]
   ----------------------------                 ----------------------
           President                                   President

PAN AMERICAN UNDERWRITERS                   PAULA ASSURANCE COMPANY
INSURANCE AGENTS & BROKERS, INC.

By: /s/ [ILLEGIBLE]                            By: /s/ [ILLEGIBLE]
   ----------------------------                 ----------------------
           President                                   President

AGRI-COMP INSURANCE AGENCY, INC.             PAN PACIFIC BENEFIT
(formerly Oregon Risk Management, Inc.)      ADMINISTRATORS, INC.



By: /s/ [ILLEGIBLE]                            By: /s/ [ILLEGIBLE]
   ----------------------------                 ----------------------
           President                                   President